Exhibit 99.1

MultiPlan Appoints Jim Head as New CFO
Morgan Stanley, BDT & Company veteran brings strategic finance, healthcare, and business development experience to the MultiPlan executive leadership team

NEW YORK (November 16, 2021) – MultiPlan Corporation (NYSE:MPLN), a leading provider of data analytics and technology-enabled cost management, and payment and revenue integrity solutions to the U.S. healthcare industry, has appointed Jim Head to serve as its new Executive Vice President and Chief Financial Officer, effective November 29, 2021. As of that date, he will replace David Redmond who will retire at the end of 2021, as was announced earlier this year. Head brings significant experience in corporate strategy, mergers and acquisitions, capital markets, and investor relations to the MultiPlan leadership team.
Head most recently was a Partner at BDT & Company, LLC, a merchant banking firm. Prior to that, he worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas, with a focus on healthcare, information technology, financial technology and financial services industries.
In his new role, Head will lead all financial and investor relations activities for the company in support of MultiPlan’s strategic growth plan. He will also serve on MultiPlan’s Executive Management Team. Head’s impressive career, which includes over 30 years as an investment banker involved in complex financial transactions, makes him a great addition to MultiPlan’s leadership team.
“I am pleased to welcome Jim Head to our leadership team,” said Mark Tabak, MultiPlan CEO. "He is a proven leader with the right combination of financial expertise and an understanding of the unique market dynamics in the healthcare industry. We look forward to working with him during this very exciting stage of MultiPlan’s growth.”
“I am excited to join MultiPlan, a company that I have worked with and followed for over 15 years,” said Head.  “MultiPlan has a proven track record of delivering affordability and efficiency to our healthcare system and is a trusted partner to its customers. I look forward to playing a key role in helping MultiPlan continue to drive sustained growth and shareholder value.”
For additional information about MultiPlan’s leadership team, visit the MultiPlan website at https://www.multiplan.us/company/leadership-team/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to the appointment of the new Chief Financial Officer. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties.
Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit www.multiplan.com.

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Media Relations
Pamela Walker
Senior Director, Marketing & Communication
MultiPlan
781-895-3118
press@multiplan.com